EXHIBIT 10.13

                      [Letterhead of URT Industries, Inc.]



                                                               December 23, 1998

Mr. Allan Wolk
1180 East Hallandale Beach Boulevard
Hallandale, FL 33009

Dear Mr. Wolk:

     It is the purpose of this letter to confirm our agreement to further amend the Amended and Restated Employment Agreement, dated as of the first day of October, 1994 (the "Employment Agreement"), between URT Industries, Inc. ("URT"), and yourself ("Employee"), as previously amended, in the manner described below:

          Employee acknowledges having received salary compensation, during the nine month period commencing April 1, 1998 and ending December 31, 1998 which is $37,202.69 less than the compensation to which he would otherwise be entitled, and agrees to forego such $37,202.69 in compensation.

     Other than as set forth above, the Employment Agreement, as previously amended, shall remain in full force and effect.

     Please sign below to confirm your agreement to the foregoing.

                                          Very truly yours,

                                          URT INDUSTRIES, INC.


                                          By:         /s/ Jason Wolk
                                                 --------------------------
                                                 Executive Vice-President

AGREED TO AND APPROVED:


         /s/ Allan Wolk
-------------------------------
            Allan Wolk